Exhibit 99.1

CONTACT:

PetSmart Investor Relations

(623) 587-2025

PetSmart Reports Results for the Fourth Quarter and Fiscal Year 2011

Q4 Earnings up 18% to $0.91 per Share; Comp Sales of 5.5%; Total Sales up 8%; Comp

Transactions up 2.9%; FY11 Earnings up 27% to $2.55 per Share; Comp Sales of 5.4%; Total Sales

up 7%; Comp Transactions up 2.5%

PHOENIX, AZ–(February 29, 2012) - PetSmart, Inc. (NASDAQ: PETM) today reported financial results for the fourth quarter and fiscal year 2011, and provided guidance for 2012.

For the quarter, earnings per share were up 18% to $0.91. Comparable store sales, or sales in stores open at least a year, grew 5.5%, benefitting from comparable transactions growth of 2.9%. Total sales for the quarter were up 8% to $1.6 billion, partially impacted by $1 million in unfavorable foreign currency fluctuations. Services sales, which are included in total sales, grew 11% to $168 million.

For the year, the company delivered earnings per share of $2.55, up 27% compared to $2.01 last year. Comparable store sales grew 5.4%, benefitting from comparable transactions growth of 2.5%. Total sales for the year were $6.1 billion, up 7%, including a favorable impact from foreign currency fluctuations of $11 million, and services sales grew 9% to $675 million.

During the year, the company generated $575 million in operating cash flow and spent $121 million in capital expenditures. In addition, the company repurchased $337 million of PetSmart stock during 2011, with $101 million repurchased during the fourth quarter. The company also distributed $60 million in dividends during 2011, ending the year with $413 million in cash, cash equivalents and restricted cash and zero borrowings on its credit facility.

“We are pleased to report another quarter of solid earnings growth,” said Bob Moran, Chairman and Chief Executive Officer. “2011 was a great year overall, with even more stories of innovation and differentiation in our stores.”

“Based on our fiscal year calendar, 2012 will contain a 53rd week. For all of 2012, we anticipate comparable store sales growth in the 3% to 4% range, and total sales growth in the 7.5% to 8.5% range. We expect earnings per share between $3.02 to $3.16, and spending for capital expenditures projects to be between $130 million to $140 million. The impact of the extra week is estimated to be $120 million in sales and $0.16 in EPS,” said Chip Molloy, Executive Vice President and Chief Financial Officer. “For the first quarter of 2012, we are expecting comparable store sales growth in the low- to mid-single digits range, and earnings per share between $0.70 to $0.74.”

Conference call information

PetSmart management has scheduled a teleconference for 4:30 p.m. EST on February 29, 2012 to discuss results for the fourth quarter and fiscal year 2011. This teleconference will be webcast live for all investors at www.petm.com or www.streetevents.com. The webcast will be available until the company announces results for the first quarter of 2012. In addition, you can listen to the call live by dialing 866-244-4518 (within the United States and Canada) or 703-639-1170 (for international callers), code 1564015.

A phone replay will be available through March 29, 2012, 11:59 p.m. EDT, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1564015.

About PetSmart

PetSmart, Inc. (NASDAQ: PETM) is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company employs approximately 50,000 associates and operates more than 1,232 pet stores in the United States, Canada and Puerto Rico, over 192 in-store PetSmart® PetsHotel® dog and cat boarding facilities and is a leading online provider of pet supplies and pet care information (http://www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp SM day care services and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization and the largest funder of animal welfare efforts in North America, has provided more than $165 million in grants and programs benefiting animal welfare organizations. Through its in-store pet adoption partnership with PetSmart Charities®, PetSmart has helped save the lives of nearly 5 million pets.

Forward-looking statements

This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2012 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

Follow PetSmart on Twitter www.twitter.com/PetSmartTLC

Find PetSmart on Facebook www.facebook.com/PetSmart

PetSmart, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share and store data)

(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended		Fifty-Two Weeks Ended
	January 29, 2012	% of Sales	January 30, 2011	% of Sales	January 29, 2012	% of Sales	January 30, 2011	% of Sales
Merchandise sales	$1,460,090	89.1%	$1,359,619	89.4%	$5,401,731	88.4%	$5,040,807	88.5%
Services sales	168,479	10.3%	151,881	10.0%	674,859	11.0%	618,755	10.9%
Other revenue	9,259	0.6%	8,534	0.6%	36,714	0.6%	34,235	0.6%

Net sales	1,637,828	100.0%	1,520,034	100.0%	6,113,304	100.0%	5,693,797	100.0%

Cost of merchandise sales	1,006,779	61.5%	934,763	61.5%	3,783,951	61.9%	3,554,387	62.4%
Cost of services sales	123,926	7.5%	111,778	7.4%	488,216	8.0%	450,644	7.9%
Cost of other revenue	9,259	0.6%	8,534	0.6%	36,714	0.6%	34,235	0.6%

Total cost of sales	1,139,964	69.6%	1,055,075	69.4%	4,308,881	70.5%	4,039,266	70.9%

Gross profit	497,864	30.4%	464,959	30.6%	1,804,423	29.5%	1,654,531	29.1%
Operating, general and administrative expenses	327,900	20.0%	315,139	20.7%	1,301,304	21.3%	1,225,803	21.5%

Operating income	169,964	10.4%	149,820	9.9%	503,119	8.2%	428,728	7.5%
Interest expense, net	(14,102)	-0.9%	(14,615)	-1.0%	(56,842)	-0.9%	(58,837)	-1.0%

Income before income tax expense and equity in income from Banfield	155,862	9.5%	135,205	8.9%	446,277	7.3%	369,891	6.5%
Income tax expense	(56,604)	-3.5%	(49,096)	-3.2%	(166,960)	-2.7%	(140,396)	-2.5%
Equity in income from Banfield	2,742	0.2%	4,167	0.3%	10,926	0.2%	10,372	0.2%

Net income	$102,000	6.2%	$90,276	5.9%	$290,243	4.7%	$239,867	4.2%

Earnings per common share:
Basic	$0.92		$0.78		$2.59		$2.05

Diluted	$0.91		$0.77		$2.55		$2.01

Weighted average shares outstanding:
Basic	110,364		115,222		111,909		116,799
Diluted	112,100		117,712		113,993		119,405

Stores open at beginning of each period	1,210		1,172		1,187		1,149
Stores opened during each period	25		17		53		46
Stores closed during each period	(3)		(2)		(8)		(8)

Stores open at end of each period	1,232		1,187		1,232		1,187

PetSmart, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	January 29, 2012	January 30, 2011
Assets
Cash and cash equivalents	$342,892	$291,949
Short-term investments	20,311	9,708
Restricted cash	70,189	61,439
Receivables, net	53,899	53,971
Merchandise inventories	644,864	615,841
Deferred income taxes	51,381	44,999
Prepaid expenses and other current assets	80,352	46,022

Total current assets	1,263,888	1,123,929
Property and equipment, net	1,067,028	1,132,435
Equity investment in Banfield	37,824	42,858
Deferred income taxes	93,485	96,215
Goodwill	44,084	44,111
Other noncurrent assets	37,775	30,672

Total assets	$2,544,084	$2,470,220

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$199,177	$168,776
Accrued payroll, bonus and employee benefits	158,079	139,359
Accrued occupancy expenses and deferred rents	68,584	64,328
Current maturities of capital lease obligations	54,219	45,277
Other current liabilities	201,247	156,065

Total current liabilities	681,306	573,805
Long-term debt	—	—
Capital lease obligations	505,273	521,552
Deferred rents	81,403	86,027
Other noncurrent liabilities	122,273	118,194

Total liabilities	1,390,255	1,299,578

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—
Common stock; $.0001 par value	16	16
Additional paid-in capital	1,312,996	1,222,340
Retained earnings	1,507,054	1,277,803
Accumulated other comprehensive income	5,490	5,380
Less: Treasury stock	(1,671,727)	(1,334,897)

Total stockholders’ equity	1,153,829	1,170,642

Total liabilities and stockholders’ equity	$2,544,084	$2,470,220